Exhibit 10.1 to Clean Coal Technologies, Inc. Form 8-K filed April 25, 2013

CLEAN COAL TECHNOLOGIES, INC

295 Madison Avenue, 12th Floor

New York, NY 10017

Tel: (646) 710-3549

April 18, 2013

K. Narayanan

AGPL Investments Ptc, Ltd.

7500A Beach Road, #11-303, The Plaza

Floor Singapore 199591

Re: Binding Settlement Terms

Dear Mr.  Narayanan,

We are in receipt of your letter dated March 28, 2013 to our counsel, Thompson Hine LLP. In order to consummate a settlement of the matters discussed in our recent correspondence, Clean Coal Technologies, Inc. (“CCTI”)will agree to the terms proposed in your March 28, 2013 letter conditioned upon AGPL Investments Ptc, Ltd. (“AGPL”) granting CCTI an exclusive and irrevocable option to purchase the 48,528,082 shares of CCTI’s common stock originally issued to AGPL as part of the prior transactions between the parties. The option will be for a term of sixty (60) days from the Effective Date (as defined below) at a price of $0.05 per share.

The Effective Date shall be the date upon which AGPL’s broker/banker in New York, New York provides written notice that: (1) AGPL has delivered to AGPL’s broker/banker in New York, New York the 48,528,082 shares of CCTI’s common stock and (2) AGPL has provided instructions to AGPL’s broker/banker in New York, New York consistent with Paragraphs 9, 10 and 11 below.

The binding terms of the settlement shall be as follows:

1.

Mutual termination of the Joint Venture Agreement dated May 31, 2012;

2.

Mutual termination of the Exclusive Technology License Agreement;

3.

Immediate commencement of the dissolution of Good Coal Pte Limited, Singapore (“Good Coal”) upon CCTI’s provision to AGPL necessary supporting resolutions and papers;

4.

Mutual termination of the Heads of Terms Agreement dated effective March 13, 2012

5.

Mutual termination of the September 21, 2012 EPC Payment Agreement

6.

Irrevocable and unconditional Release by CCTI of its claims relating to funds returned by SAIC to Good Coal;

7.

Irrevocable and unconditional Release by AGPL and Good Coal and CCTI of any and all rights under any of the agreements between CCTI, AGPL and Good Coal;

8.

Mutual releases by CCTI and AGPL of any damage claims against each other;

9.

Grant by AGPL to CCTI of an exclusive and irrevocable option to purchase the 48,528,082 shares of CCTI’s common stock held by AGPLat a price of $0.05 per share at any time up to and including sixty daysfrom the Effective Date, which 60thday shall be called the Option Termination Date;

10.

AGPL’s agreement that after the Option Termination Date, AGPL shall restrict its daily sales of shares of CCTI’s common stock on the open market to an amount not greater than 20% of the daily volume averaged over the preceding five (5) trading days;

11.

AGPL’s agreement that after the Option Termination Date and in the event that AGPL receives an offer for a privately negotiated sale of any shares of CCTI’s common stock held by AGPL, AGPL or its agent shall provide a prompt written notice of the offer to CCTI and CCTI shall have an exclusive and irrevocable option for three (3) business days from the date notice is given to purchase the shares subject to the terms of the privately negotiated offer and at the price offered to AGPL;

12.

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CCTI will use its best efforts to assist AGPL and AGPL’s broker/banker in New York, New York with the removal of the restricted legends on the shares of CCTI’s common stock held by AGPL within 30 days of the Effective Date; and

13.

CCTI represents that the pilot plant for proving the Pristine M technology will not be commissioned before August 31, 2013.

If these terms are acceptable, please indicate by signing below, initialing each page and returning a copy to the undersigned.  Upon execution of this letter, the provisions numbered 1-13 above will be binding on the parties, and this letter agreement will be formalized by a more detailed Settlement Agreement (containing mutual releases) and an Option Agreement, which will be in forms mutually acceptable to CCTI and AGPL.  Your signature will constitute acceptance of the binding terms as proposed.

Sincerely,

/s/Robin Eves

President& CEO

AGREED AND ACCEPTED

AGPL INVESTMENTS PTE., LTD.

BY/s/K. Narayanan

DATE: 4/20/2013